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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS

MUTUAL RISK MANAGEMENT LTD.



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 15, 2001 (except for note 21, as to which the date is January 7, 2002) in the Registration Statement on Form S-3 and related Prospectus of Mutual Risk Management Ltd. for the registration of $200,000,000 of its common stock.

Hamilton, Bermuda
January 14, 2002


                                                                   Ernst & Young